Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT SUCH SECURITIES TO BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON AUGUST 23, 2014, AS SUCH DATE MAY BE EXTENDED IN ACCORDANCE WITH SECTION 10 HEREOF (THE “EXPIRATION DATE”).

Warrant No.: 2011-W-1	Number of Shares: 1,000,000

INFOSPACE, INC.

WARRANT TO PURCHASE

COMMON STOCK

For value received, Cambridge Information Group I LLC, a Delaware limited liability company (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from InfoSpace, Inc., a Delaware corporation (the “Company”), at any time beginning on August 23, 2011 and not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $9.62 (the exercise price in effect being herein called the “Warrant Price”), 1,000,000 shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant has been issued pursuant to the terms of that certain Securities Purchase Agreement dated August 23, 2011 between the Company and Warrantholder (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Purchase Agreement.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. Except for a transfer or assignment to an Affiliate of the Warrantholder or an employee of Cambridge Information Group, Inc., a Maryland corporation (“CIG”) (in the case of a transfer or assignment to an employee of CIG, not to exceed 10% of the Warrant Shares, in the aggregate), this Warrant may not be transferred or assigned by the

Warrantholder to any Person without the prior written consent of the Company (which may be withheld for any reason). Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3. Exercise of Warrant.

(a) Subject to Section 17 and the other provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time after August 23, 2011 and prior to the Expiration Date upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) business days, after the date this Warrant shall have been so exercised. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute an affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

Section 4. Compliance with the Securities Act of 1933. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or cause a similar legend to be set forth on any certificates evidencing Warrant Shares or other securities issued upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for

Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution therefor, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company. The holder of such mutilated, lost, stolen or destroyed Warrant shall also pay any reasonable third-party costs associated with the issuance of the replacement Warrant. If a replacement Warrant is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, or (ii) subdivide (by any stock split, reclassification or otherwise) its outstanding shares of Common Stock into a greater number of shares, then the Warrant Price in effect immediately prior to the date upon which such change shall become effective shall be proportionately reduced and the number of Warrant Shares purchasable upon exercise of the Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split, reclassification or otherwise) its outstanding shares of Common Stock into a smaller number of shares, then the Warrant Price in effect immediately prior to the date upon which such change shall become effective shall be proportionately increased and the number of Warrant Shares purchasable upon exercise of the Warrant shall be proportionately decreased. Such adjustments shall be effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b) If any capital reorganization of the Company, reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), consolidation or merger of the Company with or into another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected (in each case which entitles the holders of Common Stock to receive stock, securities or assets with respect to or in exchange for Common Stock), then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The provisions of this paragraph (b) shall not apply to a Change of Control (as defined in Section 10(c)) occurring after August 23, 2014.

(c) If at any time after the date hereof, but prior to the date that is twenty-four (24) months from the date hereof, the Company shall fix a record date for the making of a distribution to holders of Common Stock of evidences of indebtedness, assets or any other property (including cash or subscription rights, but excluding securities for which an adjustment is provided pursuant to Section 8(a)) (the “Property”), in each such case, the Warrant Price to be in effect after such record date shall be equal to the Warrant Price in effect immediately before such record date less the fair market value of the evidences of indebtedness, assets or other property to be distributed per share of Common Stock in such distribution (in the case of a cash dividend, the amount of cash to be distributed per share of Common Stock in such distribution). Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed. The fair market value of the Property shall be determined by the Board of Directors of the Company (the “Board”) in good faith; provided, that the Company shall promptly notify the Warrantholder of such determination and, in the event the Warrantholder disagrees with such determination, then it shall provide written notice to the Company to that effect given not later than thirty (30) days following the Company’s notice of the Board’s determination of fair market value, and the Warrantholder and the Company shall attempt to resolve such dispute by negotiation in good faith.

(d) For the term of this Warrant, in addition to the provisions contained above, the Warrant Price shall be subject to adjustment as provided below. An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e) In the event that, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(f) Except as otherwise provided in Section 8(h) hereof, if prior to the Expiration Date, the Company issues or sells, or in accordance with Section 8(g) is deemed to have issued or sold, any shares of Common Stock for no consideration (other than a stock split or stock dividend) or for a consideration per share less than $9.16 (the “Common Stock Purchase Price”) (a “Dilutive Issuance”), then effective immediately upon such Dilutive Issuance, the Warrant Price will be adjusted in accordance with the following formula:

AWP	=	(WP)(CSOP + P/WP)
(CSOA)

	AWP	=	the adjusted Warrant Price;
where:	WP	=	the then current Warrant Price;
	CSOP	=	the number of shares of Common Stock deemed outstanding immediately prior to the Dilutive Issuance, which shall include the actual number of shares outstanding, plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options, in each case prior to giving effect to the Dilutive Issuance;
	P	=	the aggregate consideration, calculated as set forth in Section 8(g)(v), received by the Company upon such Dilutive Issuance; and
	CSOA	=	the total number of shares of Common Stock deemed outstanding immediately after the Dilutive Issuance which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options, in each case after giving effect to the Dilutive Issuance.

(g) Effect on Warrant Price of Certain Events. For purposes of determining the adjusted Warrant Price under Section 8(f), the following will apply:

(i) Issuance of Rights, Options or Convertible Securities. Subject to Section 8(g)(ii) below, if the Company issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or Convertible Securities (as defined below) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”), and the price per share for which Common Stock is purchasable or issuable upon the exercise of such Options (as determined below) is less than the Common Stock Purchase Price on the date of issuance of such Option (collectively, “Below Market Options”), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion or exchange of Convertible Securities, if applicable). No further adjustment to the Warrant Price will be made upon the exercise of such Below Market Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

(ii) Issuance of Convertible Securities. If the Company issues or sells (other than upon the exercise of Below Market Options with respect to which the Warrant Price was previously adjusted) any debt or equity security directly or indirectly convertible into or exchangeable for Common Stock (“Convertible Securities”), whether or not immediately convertible or exchangeable, and the price per share for which Common Stock is issuable upon such conversion or exchange (as determined below) is less than the Common Stock Purchase Price on the date of issuance of such Convertible Security, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such conversion or exchange is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Warrant Price will be made upon the actual issuances of such Common Stock upon conversion or exchange of such Convertible Securities.

(iii) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at such time shall be adjusted to the Warrant Price which would have been in effect had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Warrant Price then in effect will be readjusted to the Warrant Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), never been issued.

(v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration as determined in the good faith reasonable business judgment of the Board of Directors.

(h) Exceptions to Adjustment of Warrant Price. No adjustment to the Warrant Price or the number of Warrant Shares issuable pursuant to this Warrant will be made under Section 8(f) above as a result of (i) the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee, consultant or director incentive or benefit plan of the Company now existing or implemented in the future, so long as the issuance of such stock or options is approved by the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors; (ii) the sale, issuance or grant of any options, warrant, convertible securities or rights or agreements to purchase securities of the Company outstanding on the date hereof; (iii) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Company’s Board of Directors; (iv) shares of Common Stock issued in connection with any stock split, stock dividend or reclassification or similar transaction (for which an adjustment is made pursuant to Section 8(a) or 8(b) hereof); (v) shares of Common Stock issued upon exercise of the Warrant; (vi) any securities issued pursuant to any equipment leasing or debt financing arrangement from a bank or similar financial institution whose primary business is lending money and not investing in securities, provided that such arrangement is approved by the Company’s Board of Directors; (vii) any securities issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements, (B) technology transfer or development arrangements, provided that such arrangement is approved by the Company’s Board of Directors; or (viii) an agreement to issue securities which does not close.

Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant, and the number of Warrant Shares issued upon exercise of this Warrant shall be rounded down to the nearest whole number.

Section 10. Extension of Expiration Date.

(a) If, prior to August 23, 2014, the Company has consummated an acquisition, distribution, transfer or other purchase of assets or equity interests, merger, consolidation, joint venture, partnership, business combination, tender or exchange offer, recapitalization, or similar transaction, in one or more transactions; provided that such company or business is not owned in whole or in part by Warrantholder (each, a “Target,” and such transaction with a Target, a “Transaction”) with a Transaction Value equal to or greater than $200 million in the aggregate (an “Extension Expiration Event”), then the Expiration Date of this Warrant shall be extended to the earlier of (i) August 23, 2017 and (ii) the effective date of a Change of Control (as defined below) of the Company.

(b) For purposes of this Warrant, “Transaction Value” shall mean the sum of (i)(A) in the case of a Transaction involving the capital stock of a Target, the total fair market value (at the time of closing) of all consideration paid or payable, or otherwise to be distributed, directly or indirectly, in respect of a share of Target capital stock in connection with the Transaction multiplied by the Target’s Fully Diluted Shares Outstanding (as defined below) and (B) in the case of a Transaction involving assets of the Target, the total fair market value (at the time of closing) of all consideration paid or payable, directly or indirectly, to the Target in connection with the Transaction, plus (without duplication) (ii) the amount of all indebtedness for borrowed money, preferred stock, capital leases and any other liabilities and obligations for borrowed money on the Target business’ financial statements immediately following the closing or directly or indirectly assumed, retired, repaid, redeemed or defeased in connection with a Transaction, plus (iii) the aggregate fair market value (at the time of any closing) of any other consideration (tangible or intangible) paid by the Company and less (iv) any cash, cash equivalents, or marketable securities directly or indirectly assumed in connection with the Transaction. Any amounts to be paid contingent upon future events shall be estimated for the purposes of calculating the Transaction Value at their expected net present value at the time of execution of a definition agreement with respect to such Transaction; any amounts held in escrow shall be deemed paid at closing. “Fully Diluted Shares Outstanding” means the total number of shares of common stock outstanding plus the total net number of shares calculated on a “treasury stock” basis of common stock issuable upon exercise, conversion or exchange of any outstanding securities exercisable, convertible or exchangeable into or for shares of common stock of the Target including, without limitation, all outstanding stock options of the Target. For purposes of this Section 10(b), consideration includes cash, securities, property, rights (contractual or otherwise), any dividends payable to stockholders of the Target after the date hereof (other than normal, ordinary course, recurring dividends) and any other form of consideration.

(c) For purposes of this Warrant, “Change of Control” means the occurrence of any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities;

(ii) any merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or

(iii) any sale or disposition by the Company, in one transaction or a series of related transactions, of all or substantially all the Company’s assets.

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12. Notices to Warrantholder.

(a) Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

(b) The Company shall provide Warrantholder written notice of any dividend or distribution on the Common Stock that is payable in cash or other assets (other than Common Stock) at least five (5) business days prior to the record date of such dividend or distribution.

Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is BNY Mellon Shareowner Services. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

InfoSpace, Inc.
601 108th Avenue NE, Suite 1200
Bellevue, WA 98004-5840
Attention: General Counsel
Fax: 425.201.6167

With a copy to:

Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, WA 98101
Attention: Andrew Bor
Fax: 206.359.9577

Section 15. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 16. Governing Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Washington located in King County and the United States District Court for the Western District of Washington for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17. Cashless Exercise. If (a) the Common Stock is traded on Nasdaq or another national securities exchange and (b) the Common Stock issuable upon exercise of this Warrant is not registered pursuant to a currently effective registration statement under the Securities Act and may not be sold pursuant to the last sentence of Rule 144(b)(i) under the Securities Act, the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed, at the office of the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X =	Y (A - B)
A

where

X = the number of shares of Common Stock which the Warrantholder has then requested be issued to the Warrantholder;

Y = the total number of shares of Common Stock covered by this Warrant which the Warrantholder has surrendered at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares to be canceled as payment therefor);

A = the Market Price of one share of Common Stock as at the time the net issue election is made; and

B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

For these purposes, “Market Price” means the average of the consolidated closing bid price of the Common Stock as reported on the NASDAQ Global Select Market (or such other national securities exchange on which the Common Stock is then traded) for the 15 consecutive trading days preceding the date on which the Warrantholder delivers the Net Issue Election Notice pursuant to this Section 17.

Section 18. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant, nor shall anything contained herein be construed to confer upon the Warrantholder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been duly exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Section 19. Amendment; Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the Warrantholder.

Section 20. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 23rd day of August, 2011.

INFOSPACE, INC.

By:	/s/ William Ruckelshaus
Name: William Ruckelshaus
Title: CEO and President

Signature Page to Warrant

APPENDIX A

INFOSPACE, INC.

WARRANT EXERCISE FORM

To: INFOSPACE, INC.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,              shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by certified mail to the above address,

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

The undersigned hereby affirms that the representations and warranties set forth in Section 5 of the Purchase Agreement (as defined in the Warrant) are true and correct with respect to the undersigned as of the date hereof.

Dated: ,

Note: The signature must correspond with the name of the registered holder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.

Signature

Name (please print)

Address

Federal Identification or Social Security No.

Assignee:

Appendix A to Warrant

APPENDIX B

Net Issue Election Notice

To: INFOSPACE, INC.

Date:

The undersigned hereby elects under Section 17 of this Warrant to surrender the right to purchase              shares of Common Stock pursuant to this Warrant and hereby requests the issuance of              shares of Common Stock. The undersigned hereby affirms that the representations and warranties set forth in Section 5 of the Purchase Agreement (as defined in the Warrant) are true and correct with respect to the undersigned as of the date hereof. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

Appendix B to Warrant